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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




        Date of Report (date of earliest event reported): April 28, 1998



                           Dominion Bridge Corporation
             (Exact name of registrant as specified in its charter)




       Delaware                        1-10372                 23-2577796
(State or other jurisdiction         (Commission              (IRS Employer
    of incorporation)                File Number)        Identification Number)




      500 Notre Dame Street, Lachine, Quebec, CANADA            H8S 2B2
        (Address of principal executive offices)              (ZIP Code)



       Registrant's telephone number, including area code: (514) 634-3550


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Item 1.       Changes in Control of Registrant.

         On April 28, 1998, Dominion Bridge Corporation (the "Company") completed a series of transactions (collectively the "Transactions") which have resulted in a change in control of the Company. As more fully explained below, Deere Park Equities, LLC, an Illinois limited liability company ("Deere Park"), and its affiliates have obtained sole beneficial ownership of approximately 31.2% of the Company's outstanding shares.

Overview Of The Transactions And The Parties

         During the past several weeks, the Company's Board of Directors and the principals of Deere Park negotiated a series of agreements by and among Michel
L. Marengere, Nicolas V. Matossian and Rene Amyot (collectively the "Executives"), Wellgate International, Ltd., a British Virgin Islands company controlled by the Executives ("Wellgate"), Deere Park, and its affiliates Dominion Park Equities, LLC, a Delaware limited liability company ("Dominion Park"), Lamar Investments, Inc., an Illinois corporation ("Lamar"), and Riverwood Investments, LLC, an Illinois limited liability ("Riverwood"). The Transactions were closed on April 28, 1998 and provided for the following:

         1. Michel L. Marengere's resignation as the Chairman, Chief Executive Officer and Director of the Company and its subsidiaries and the termination of the services agreement governing the services provided to the Company by Mr. Marengere;

         2. Nicolas V. Matossian's resignation as the President, Chief Operating Officer and Director of the Company and its subsidiaries and the termination of the services agreement governing the services provided to the Company by Mr. Matossian;

         3. Rene Amyot's resignation as a Director of the Company and its subsidiaries;

         4. Lamar's infusion of up to $10 million of additional working capital into the Company; and

         5. Dominion Park's buyout of substantially all of the Executives' then-existing ownership interest in the Company.

         Based on the Schedule 13D (the "Schedule 13D") dated April 28, 1998 filed by Deere Park and others with the Securities and Exchange Commission (the "SEC") on or about May 7, 1998, Dominion Park is controlled by Deere Park and Riverwood. Deere Park is controlled by Douglas A. Gerrard ("Gerrard") and Riverwood is controlled by Deere Park and Deere Park Capital Management, Inc., an Illinois corporation ("DPCM"). DPCM is controlled by Gerrard and Leonard Feldman ("Feldman") and Lamar is controlled by Feldman. According to the
Schedule 13D, Deere Park, Dominion Park, DPCM, Lamar, Riverwood, Gerrard and Feldman are acting as a "group," as that term is defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, with




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respect to the shares of Common Stock of the Company. Deere Park, Dominion Park,
DPCM, Lamar, Riverwood, Gerrard and Feldman are hereinafter referred to collectively as the "Group".

         As a result of the Transactions, the Group, which is ultimately controlled by Gerrard and Feldman, is deemed to beneficially own approximately 31.2% of the Company's outstanding shares as determined under the rules promulgated by the SEC. Prior to the Transactions, the Group shared control of the Company with Michel L. Marengere, former Chairman and Chief Executive Officer of the Company ("Marengere"), and Nicolas V. Matossian, former President and Chief Operating Officer of the Company ("Matossian"). As more fully explained below, Messrs. Marengere and Matossian transferred all of their then-existing ownership interest in the Company to the Group.

Description Of The Transactions

         The following is a description of the material components of the Transactions.

         Separation with Executives. The separation with the Executives consisted of (i) the termination of the Service Agreements with Messrs. Marengere and Matossian and resignation of Mr. Amyot pursuant to separate Settlement, Release and Discharge Agreements (collectively the "Settlement Agreements") providing for the mutual release of any and all claims in consideration of an aggregate payment to Wellgate, as the nominee for the Executives, in the form of the Company's note, in the amount of $4.8 million; and (ii) a three (3) year Consulting Agreement (the "Consulting Agreement") between Lamar and Wellgate, as the nominee for the Executives, providing for the payment of an aggregate amount of $483,333 per year which is guaranteed by the Company. The Settlement Agreements include releases by the Company of (i) the $1.824 million subscription receivable in the name of Fidutech Technologies, Inc. ("Fidutech"), a company controlled by Messrs. Marengere and Amyot; and (ii) the $1.155 million guarantee of Fidutech regarding the value of the preferred stock issued to the Company in connection of the sale of Edinov.

         Financing Transaction. Lamar has agreed to provide the Company with a credit facility in the principal amount of up to $10 million. Based on the Company's need for additional working capital, the Executives also agreed to reinvest the $4.8 million due them under the Settlement Agreements into the Company. These obligations were invested by Lamar and the Executives pursuant to the terms of a Credit Agreement ("Credit Agreement") by and among the Company, Lamar and Wellgate. The Company is obligated to make monthly interest payments to Lamar and Wellgate based on the outstanding principal amount due under the Credit Agreement.

         Pursuant to the Credit Agreement, the Company issued a Convertible Revolving Note to Lamar in the principal amount of up to $10 million (the "Lamar Note") and a Convertible Term Note to Wellgate in the principal amount of $4.8 million (the "Executive Note" and together with the Lamar Note, the "Notes"). The Notes bear interest at the rate of 11.5%, are secured by a second priority perfected security interest in substantially all of the assets of the Company and are convertible into shares of Common Stock of the Company at $2.60 per share. The Company also issued warrants (the "Warrants") to purchase shares of Common Stock of the Company at


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$3.00 per share for a three (3) year period; 333,708 Warrants were issued to
Wellgate and up to 1,668,536 Warrants will be issued to Lamar based on the amount of advances made under the Loan. As of May 11, 1998, approximately $7.55 million has been advanced by Lamar to the Company under the Credit Agreement. It is anticipated that the remaining amount available under the Lamar Note will be advanced within the next 30 days. The Company has agreed to register the resale of the shares of Common Stock issuable upon exercise or covnersion as applicable, of the Notes and Warrants with the SEC pursuant to the terms of a registration rights agreement among the Company, Lamar and Wellgate.

         In the event of any material breach by the Company under the Executive Note or Settlement Agreements, all moneys due and owing the Executives shall be immediately due and payable and the release included in the Settlement Agreements will be null and void.

         Based on the Schedule 13D, Lamar obtained temporary funding for the Credit Agreement pursuant to a loan and security agreement with DBAE Venture, LLC, a Delaware limited liability company which is controlled by Feldman ("DBAE"), in which DBAE made a term loan to Lamar in the principal amount of $10 million.

         Buyout of Executives. The Transactions also involved the Executives selling substantially all of their then-existing ownership interest in the Company to Dominion Park. Prior to the closing of the Transactions, Dominion Park beneficially owned 6,664,060 shares of Common Stock of the Company. This consisted of 2,380,000 shares owned of record by Dominion Park, 2,110,000 owned of record by Deere Park over which Dominion Park held a proxy and 2,067,460 owned of record by Wellgate, as nominee for the Executives or their affiliates and certain others, over which Dominion Park held a proxy. Prior to the closing of the Transactions, the sole members of Dominion Park were Deere Park and Wellgate, and Dominion Park was jointly managed by Gerrard, Feldman, Marengere and Matossian.

         Pursuant to the Transactions, Marengere's and Matossian's interests in Dominion Park were redeemed in full (the "Buyout Agreement"). The Buyout Agreement consisted of (i) Wellgate withdrawing as a member of Dominion Park;
(ii) Marengere and Matossian withdrawing as managers of Dominion Park; (iii) Riverwood's admission as a member of Dominion Park; (iv) Dominion Park's purchase of any and all interest of Wellgate in Dominion Park, which consisted of its proportionate interest in the shares owned of record by Dominion Park; and (v) Dominion Park's purchase of 2,023,399 shares of Common Stock of the Company owned of record by Wellgate, for aggregate payment consisting of 775,000 shares of American Eco common stock (the "American Eco Shares") which were contributed to Dominion Park by Riverwood.

         Based on the Schedule 13D, Dominion Park obtained the American Eco Shares in connection with Riverwood's admission as a member of Dominion Park. Riverwood obtained the American Eco Shares under an admission agreement dated as of April 24, 1998 by and between DPCM and Riverwood and an admission agreement dated as of April 24, 1998 by and between Deere Park and Riverwood pursuant to which Deere Park and DPCM contributed the American Eco Shares to Riverwood and were admitted as members of Riverwood. Prior to Deere Park's admission to Riverwood, STG Investments, Inc., a Liberia corporation and Class C member of Deere Park, contributed 387,000 of the American Eco Shares to Deere Park. The



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remaining 388,000 American Eco Shares were purchased by Deere Park and DPCM on the open market.

Beneficial Ownership Of Company Shares

         As a result of the Buyout Agreement, the Executives transferred virtually their entire ownership interest in the Company to Dominion Park. However, as a result of the Executives reinvesting the amounts due under the Settlement Agreements into the Company, they have the right to acquire 2,179,862 shares of Common Stock upon the exercise or conversion, as applicable, of the Executive Note and Warrant. Under applicable SEC rules, the Executives are deemed to beneficially own these shares which represent approximately 6.1% of the Company's outstanding shares.

         As a result of the Buyout Agreement, Dominion Park and Deere Park now have voting and dispositive power with respect to 6,619,999 shares of Common Stock. In addition, Lamar has the right to acquire up to 5,514,690 additional shares upon the exercise or conversion, as applicable, of the Lamar Note and certain Warrants. Since Deere Park and its affiliates are acting together as a group with respect to the shares of Common Stock of the Company, under applicable SEC rules, the Group, which is ultimately controlled by Gerrard and Feldman, is deemed to beneficially own 12,134,689 shares of Common Stock or approximately 31.2% of the Company's outstanding shares.

Effect of Company Rights Plan on the Transaction.

         The Company has a Rights Plan which provides for the issuance of rights to purchase common equivalent shares of the Company at a 50% discount to the then current market price in the event that certain persons acquire beneficial ownership of more than 15% of the Company's outstanding common shares. Deere Park and its affiliates are exempt from the operation of the Rights Plan so long as they do not acquire beneficial ownership of more than 23% of the Company's outstanding shares. As explained above, the Transactions have resulted in Deere Park and its affiliates acquiring beneficial ownership of 31.2 % of the Company's outstanding shares.

         In connection with closing of the Transactions, the Company's Board of Directors amended the Rights Plan to delay the distribution of the rights until 45 days after the closing of the Transactions (June 12, 1998). During this 45 day period the Board of Directors of the Company will evaluate the operation of the Rights Plan with respect to Deere Park and its affiliates. Specifically, the Board of Directors will analyze the Group's strategic plan with respect to the management and operation of the Company. Based on its analysis, the Board of Directors will either (i) redeem the rights; or (ii) further amend the Rights Plan to exclude the Group from the operation of the Rights Plan.

Changes in Executive Management

In connection with the resignation of the Executives as directors, the size of the Company's Board of Directors was reduced from ten (10) to five (5), thereby eliminating all


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vacancies. As a result, the composition of the Board now consists of the following Directors: Allen S. Gerrard, Derek S. Tennant, Michael E. McGinnis, Louis Berlinguet and Reynald Lemieux.

         In connection with the resignations of Messrs. Marengere and Matossian as officers of the Company, the Board has appointed Directors Allen S. Gerrard and Derek S. Tennant to serve as the Interim Chief Executive Officer and Interim Chief Operating Officer, respectively, of the Company. Gary I. Levenstein, Co-Chairman of the corporate law department of the Chicago, Illinois law firm of Ungaretti & Harris, was appointed to serve as the Secretary of the Company. Mr. Levenstein has practiced corporate law for over 20 years, specializes in mergers, acquisitions and corporate finance transactions and is also a certified public accountant. The Company is currently in negotiations with these persons regarding the specific terms on which they will serve as officers of the Company. It is contemplated that these persons will receive compensation consisting of cash, options or a combination thereof.

         Agreement with EIF Holdings, Inc. Subject to approval by the Board of Directors, the Company and EIF Holdings, Inc. ("EIF") have agreed to enter into a management services agreement pursuant to which EIF will provide the Company with management services in connection with its ongoing, day-to-day operations for a period of six (6) months on substantially the terms described below.

         Subject to the general supervision and control of the Executive Committee of the Board of Directors of the Company, EIF has agreed to furnish the Company with management services consisting of: (i) financing and administrative support services, including oversight of collection of accounts receivable and payment of accounts payable; (ii) marketing administration and support services; (iii) human resources management; and (iv) oversight and administration of the Company's operating units. As compensation for these services, the Company has agreed to pay EIF a management fee of $100,000 per month and to reimburse EIF for all reasonable out-of-pocket expenses and disbursements incurred in rendering such services. In order to facilitate the provision of these services, Frank J. Fradella and J. Drennan Lowell, the Chief Executive and Chief Financial Officers, respectively, of EIF will be given responsibilities within the Company's organization which are customarily performed by a corporation's Chief Executive and Chief Financial Officers. Below is a brief summary of their business experience during the past five (5) years.

         Frank J. Fradella has been President, CEO and a director of EIF since May 1997 and has been Chairman since November 1997. From October 1996 to May 1997, he was Executive Vice President and Chief Operating Officer of American Eco. From February 1993 to October 1996, he was employed by NSC Corporation, a specialty contractor, having been serving as its President and CEO since September 1994. From February 1991 to January 1993, Mr.
Fradella was Vice President of Kaselaan & D'Angelo Associates.

         J. Drennan Lowell has been Vice President, Chief Financial Officer, Treasurer and Secretary of EIF since October 1997. Previously, Mr. Lowell was employed by NSC Corporation where he held the positions of Vice President, Chief Financial Officer and Secretary


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from November 1993 through August 1997 and Treasurer from May 1994 through 1997.
Prior to joining NSC, Mr. Lowell served as Vice President of Finance for Wheelabrator Clean Air Systems Inc. from December 1992 to November 1993 and for Wheelabrator Clean Water Systems Inc. from August 1991 to November 1993.

Item 7.           Exhibits

         Exhibit 4.1 Common Stock Purchase Warrant issued to Wellgate International, Ltd. to purchase 333,708 shares of Common Stock of the Registrant at $3.00 per share for a three (3) year term commencing April 21, 1998.

         Exhibit 4.2 Form of Common Stock Purchase Warrant issued to Lamar Investments, Inc. to purchase up to 1,668,536 shares of Common Stock of the Registrant at $3.00 per share for a three (3) year term commencing April 21, 1998.

         Exhibit 4.3 Form of Convertible Term Promissory Note issued to Wellgate International, Ltd. in the principal amount of $4.8 million convertible into shares of Common Stock of the Registrant at $2.60 per share.

         Exhibit 4.4 Form of Convertible Revolving Promissory Note issued to Lamar Investments, Inc. in the principal amount of up to $10 million convertible into shares of Common Stock of the Registrant at $2.60 per share.

         Exhibit 10.1 Credit Agreement dated as of April 6, 1998 by and among Lamar Investments, Inc. and Wellgate International, Ltd., as lenders and Groupe Cedar Canada, Inc. as borrower and the Registrant, Dominion Bridge, Inc., Steen Contractors Limited, Industries Davie Inc., Cedar Group Australia Pty Limited, Les Entrepreneurs Becker Inc., Becker Contractors Limited and MIL Intermodel Inc. as subsidiary guarantors. (Incorporated by the reference to Exhibit 7 to Amendment No. 5 to Schedule 13D dated April 28, 1998 filed by Douglas A. Gerrard and others with the Securities and Exchange Commission. SEC File No. 005-40631).

         Exhibit 10.2 Settlement, Release and Discharge Agreement dated April 28, 1998 by and among the Registrant, Michel L. Marengere and Services M.L. Marengere, Inc.

         Exhibit 10.3 Settlement, Release and Discharge Agreement dated April 28, 1998 by and among the Registrant, Nicolas V. Matossian and Greyhorse Resources (Canada), Ltd.

         Exhibit 10.4 Settlement, Release and Discharge Agreement dated April 28, 1998 by and between the Registrant and Rene Amyot.

         Exhibit 10.5 Consulting Agreement dated April 24, 1998 by and among Wellgate International, Ltd., Riverwood Investments, LLC and the Registrant.

         Exhibit 10.6 Registration Rights Agreement dated April 21, 1998 by and among the Registrant, Wellgate International, Ltd. and Lamar Investments, Inc.



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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



                                 DOMINION BRIDGE CORPORATION



                                 By: /s/ Allen S. Gerrard
                                    -------------------------------------
                                 Name:  Allen S. Gerrard
                                 Title: Chairman of the Board of Directors and
                                        Interim Chief Executive Officer
May 13, 1998


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                                  EXHIBIT INDEX



EXHIBIT
NUMBER                                                                              METHOD OF FILING
------                                                                              ----------------

 4.1           Common Stock Purchase Warrant issued to Wellgate International,      Filed herewith.
               Ltd. to purchase 333,708 shares of Common Stock of the Registrant at $3.00 per share for a three (3) year term commencing April 21,
               1998.

 4.2           Form of Common Stock Purchase Warrant issued to Lamar Investments,   Filed herewith
               Inc. to purchase up to 1,668,536 shares of Common Stock of the
               Registrant at $3.00 per share for a three (3) year term commencing
               April 21, 1998.

 4.3           Form of Convertible Term Promissory Note issued to Wellgate          Filed herewith
               International, Ltd. in the principal amount of $4.8 million convertible into shares of Common Stock of the Registrant at $2.60 per share.

 4.4           Form of Convertible Revolving Promissory Note issued to Lamar        Filed herewith
               Investments, Inc. in the principal amount of up to $10 million convertible into shares of Common Stock of the Registrant at $2.60 per share.

 10.1          Credit Agreement dated as of April 6, 1998 by and among Lamar        Incorporated by the
               Investments, Inc. and Wellgate International, Ltd., as lenders and   reference to Exhibit 7 to
               Groupe Cedar Canada, Inc. as borrower and the Registrant, Dominion   Amendment No. 5 to Schedule
               Bridge, Inc., Steen Contractors Limited, Industries Davie Inc.,      13D dated April 28, 1998
               Cedar Group Australia Pty Limited, Les Entrepreneurs Becker Inc.,    filed by Douglas A. Gerrard
               Becker Contractors Limited and MIL Intermodel Inc. as subsidiary     and others with the
               guarantors.                                                          Securities and Exchange
                                                                                    Commission.  (SEC File No.
                                                                                    005-40631.)

 10.2          Settlement, Release and Discharge Agreement dated April 28, 1998     Filed herewith
               Filed herewith by and among the Registrant, Michel L. Marengere and Services M.L.
               Marengere, Inc.



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

EXHIBIT
NUMBER                                                                              METHOD OF FILING
------                                                                              ----------------
 10.3          Settlement, Release and Discharge Agreement dated April 28, 1998     Filed herewith
               by and among the Registrant, Nicolas V. Matossian and Greyhorse
               Resources (Canada), Ltd.

 10.4          Settlement, Release and Discharge Agreement dated April 28, 1998     Filed herewith
               by and between the Registrant and Rene Amyot.

 10.5          Consulting Agreement dated April 24, 1998 by and among Wellgate
               Filed herewith International, Ltd., Riverwood Investments, LLC and the Registrant.

 10.6          Registration Rights Agreement dated April 21, 1998 by and among      Filed herewith
               the Registrant, Wellgate International, Ltd. and Lamar
               Investments, Inc.




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